UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2016

EliteSoft Global, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55240	47-1208256
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

18582 NW Holly Street, Unit 202

Beaverton, OR 97006-7014

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(503) 830 2918

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2016, EliteSoft Global, Inc. (the “Company”) entered into a Mutual Release Agreement with Tech Associates, Inc. (“Tech”), whereby in consideration of a release of any and all further obligations by the Company under the Consulting Agreement with Tech, as previously disclosed at Exhibit 10.3 on Form 8-K dated October 20, 2015, Tech agreed to release the Company of any and all further obligations, and agreed to cancel 250,000 shares of the Company’s stock that had been previously issued to Tech.

Item 1.02 Termination of Material Definitive Agreement

Tech Associates Inc. terminated its Consulting Agreement with EliteSoft Global Inc.

On February 16, 2016, Tech, in correspondence to the Company terminated its Consulting Agreement, effective as of the date of the correspondence. The termination letter produced by Tech is hereby filed as reference within Exhibit 10.3 as Exhibit A. The Company was not assessed any early termination penalties as a result of the termination.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.3	Mutual Release and Agreement to Terminate Stock Issuance and Termination Letter (Exhibit A)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EliteSoft Global, Inc.

By:  /s/ Swee Seong "Eugene" Wong

Name:  Swee Seong "Eugene" Wong

Title: Chief Executive Officer and President

Dated: March 24, 2016

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